EXHIBIT 23.1

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                              ARTHUR ANDERSEN LLP

Houston, Texas
August 24, 1998